Exhibit 1

PRESS RELEASE

CYREN Schedules Second Quarter 2016 Earnings Release for Wednesday, August 10, 2016

McLean, VA – July 27, 2016 – CYREN (NASDAQ: CYRN) today announced that it will release its second quarter 2016 results on Wednesday, August 10, 2016 before U.S. markets open.

The Company will also host a conference call at 10 a.m. Eastern Time (5 p.m. Israel Time) on Wednesday, August 10, 2016.

US:	1-888-312-9863
Israel:	1-80-924-5905
International:	1-719-785-1748

The call will be simultaneously webcast live on the investor relations section of CYREN's website at: www.cyren.com/ir.html.

For those unable to participate in the live conference call, a replay will be available until August 24, 2016. To access the replay, the U.S. dial in number is 1-877-870-5176 and the non-U.S. dial in number is 1-858-384-5517. Callers will be prompted for replay conference ID number 8435148. An archived version of the webcast will also be available on the investor relations section of the company's website.

About CYREN

CYREN (NASDAQ and TASE: CYRN) protects more than 600 million users against cyber attacks and data breaches through its cloud-based web, email, mobile and endpoint security solutions. Relied upon by many of the world’s largest technology companies such as Dell, Google, McAfee and Microsoft, CYREN offers enterprise-focused security as a service (SecaaS) solutions as well as embedded solutions for software and security providers . CYREN’s global cloud security platform processes more than 17 billion daily transactions and uses innovative zero-day protection technology to proactively block over 130 million threats each day. Learn more at www.cyren.com.

Blog: blog.cyren.com
Facebook: www.facebook.com/CyrenWeb
LinkedIn: www.linkedin.com/company/cyren
Twitter: www.twitter.com/CyrenInc or twitter.com/cyren_ir

To download CYREN's investor relations app, visit Apple's App Store for the iPhone and iPad or Google Play for Android mobile devices.

Israel Investor Contact:

Iris Lubitch
SmarTeam
+972.54.2528007
iris@smartteam.co.il

Company Contact:

Mike Myshrall, CFO

CYREN

+1 703 760 3320
mike.myshrall@CYREN.com

Media Contact:

Matthew Zintel

Zintel Public Relations

+1 281 444 1590

matthew.zintel@zintelpr.com